UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 25, 2015

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 25, 2015, the Board of Directors of TETRA Technologies, Inc. ("TETRA" or the "Company") appointed Stephen A. Snider as a member of the Board of Directors and increased the size of the board to accommodate his appointment. Mr. Snider will serve until the Company’s Annual Meeting of Stockholders in 2016 or until his successor has been duly elected and qualified. The Board of Directors has determined that Mr. Snider is independent, as independence is defined in the listing standards of the New York Stock Exchange and Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Snider has not at this time been appointed to a committee of the Company’s Board of Directors, nor has it been determined when any such appointment will be made.

Mr. Snider, 68, served as the Chief Executive Officer and a director of Exterran Holdings, Inc. from August 2007 until his retirement in June 2009, and was Chief Executive Officer and Chairman of the general partner of Exterran Partners, L.P. from August 2007 to June 2009. Prior to that, Mr. Snider was President, Chief Executive Officer and a director of Universal Compression Holdings Inc. from 1998 until Universal merged with Hanover Compressor Company in 2007 to form Exterran Corporation. Mr. Snider has over 30 years of experience in senior management of operating companies. He has served as a director of Energen Corporation since 2000 and as a director of Thermon Group Holdings, Inc. since 2011. He also served as a director of Dresser-Rand Group Inc. from 2009 until its merger with Siemens AG in July 2015 and as a director of Seahawk Drilling, Inc. from August 2009 until February 2011. Mr. Snider holds a B.S. in Civil Engineering from the University of Detroit and an M.B.A. from the University of Colorado at Denver.

Mr. Snider will receive compensation for his service as a director consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2015 and Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. It is anticipated that Mr. Snider will be granted an award of restricted shares of the Company’s common stock consistent with the Company’s non-employee director compensation guidelines.

There are no arrangements or understandings between Mr. Snider and any other person pursuant to which he was appointed as a director. Neither the Company nor the Board of Directors is aware of any transaction in which Mr. Snider has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Snider will be indemnified by the Company pursuant to the Company’s Certificate of Incorporation and Amended and Restated Bylaws for actions associated with being a director. In addition, the Company has also entered into an indemnification agreement with Mr. Snider which provides for indemnification to the fullest extent permitted under Delaware law. The indemnification agreement provides for indemnification of expenses, liabilities, judgments, fines and amounts paid in settlement in connection with proceedings brought against Mr. Snider as a result of his service as a director. The indemnification agreement is substantially identical to the form of agreement executed by the Company’s other directors and executive officers.

A copy of the press release announcing the appointment of Mr. Snider is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 30, 2015, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: July 30, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 30, 2015, issued by TETRA Technologies, Inc.

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